BUSINESS CONSULTING AGREEMENT
                          -----------------------------

         THIS AGREEMENT (the "Agreement") is made and entered into by and between Eyewear Online, Inc., a New York corporation (the "Company") and Cormax Business Solutions, Ltd., an Alberta corporation (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically, as a "Party."

                                    PREAMBLE
                                    --------

         WHEREAS, the Consultant has substantial experience as an applications service provider; and

         WHEREAS, the Company desires to retain the Consultant's services to provide the Company with a completely turn-key internet based business; and

         WHEREAS, the Company is relying upon the Consultant's expertise in the design, marketing implementation, operation and marketing of commercial internet sits; and

         WHEREAS, the Consultant is agreeable to such arrangement, subject to the following terms and conditions:

         NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                   ARTICLE ONE
                                   -----------
                                    RETENTION
                                    ---------

1.1       Duties - General Purpose
          ------------------------

         The Company hereby engages and retains the Consultant to act as its exclusive agent to assist it in developing a comprehensive corporate plan and structuring and developing a corporate website and such other related services as the Consultant deems necessary to provide the Company with a turnkey business system to conduct operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2      Development Duties
         ------------------

         The Consultant's duties, which relate to the operation of the Company and for which it will receive the compensation specified elsewhere in this Agreement are:

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

         (a) To prepare a three-year Business Development plan acceptable to the Company;

         (b) To develop a new corporate website for the business to business and business to consumer marketing and sales of lenses, glasses, frames, sunglasses and related products (the "Business");

         (c) To complete the structure of a three-year e-commerce evolution which will support the receipt and distribution of orders and provide information ,for marketing, sales support and accounting;

         (d) To complete the structure of a three-year website and services evolution;

         (e)      To provide ISP hosting services;

         (f) To provide a customized billing collections software package and related accounting software;

         (g) To provide a customized distribution/logistics software package;

         (h) To provide a customized customer relationship management software package;

         (i)      To develop a customized Database solution;

         (j) To provide the necessary expertise involved in the selection, of the Company's hardware, software, and bandwidth requirements;

         (k)      To provide Web Master duties and facilities;

         (l) To provide the Company with activity reports on the website and current data base files at such frequency as the Company deems reasonably necessary for the proper evaluation, monitoring and control of it's business;

         (m) To produce a master and manufacture not less than 500 copies, at one time each contract year a ten-minute macro media Flash marketing CD-ROM for the Company.

         The Consultant shall at its sole cost and expense, provide all necessary hardware, software, network infrastructure and personnel to accomplish the foregoing in a timely and workmanlike manner. The Consultant further agrees to hold the Company and it's officer, directors and consultants harmless for all cost and expenses related to the vendors, including, but not limited to third party vendors

1.3     Additional Duties
        -----------------

         (a) In the event the Company, requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

         (b) The Consultant will provide the Company no less frequently than monthly, with full documentation, passwords and graphic sources necessary at all times to replicate the operations, website and services for the services provided. It is the Parties intention that the site and its operation at all times will be `portable" so that it may be moved and replicated by the Company at another ISP within thirty days written notice. 1n that regard the Consultant, upon notice; will take such action as is necessary to transfer any domain names to the Company.

         (c) As requested by the Company, from time to time; the Consultant will provide, at it's expense, all hardware and 'software necessary to process the transaction flow generated by the provided website, with sufficiently redundant systems to assure that the site is not off-line for more than two hours per day.

1.4      Term
         ----

         Subject to the provision of Section 2(d) below, the term of this Agreement shall be for a period of thirty-six (36) months. and, will automatically renew thereafter on a year-to-year basis unless either party provides sixty (GO) days written notice of intent to terminate the Agreement.

                                  ARTICLE TWO
                                  -----------
                           CONSULTANT'S COMPENSATION
                           -------------------------

2.1      Compensation
         ------------

         As compensation for the services to be provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described, the following compensation.

         (a) Company shall pay Consultant a total of $1,080,000 during the three (3) year term of this Agreement contingent upon the Company receiving funding from an approved registration of its securities with the Securities and Exchange Commission.

         (b) Upon receipt of the first $120,000, the Company will pay Consultant fifty percent (50%) of the received funding, or up to $60,000.

         (c) At such time as the Company has received $800,000 in funding, an additional $300,000 shall be paid. to complete the Company's obligations under the first year of this Agreement. Thereafter, subject to the Company's right to terminate the Agreement in the manner set forth in Section 2.l(d), an additional $720,000 will be due monthly at the rate of $30,000 per month starting on the first anniversary of the payment of $300,000.

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

         (d) The Company shall terminate this Agreement upon 30 days notice to Consultant any time eighteen months after its payment of $300,000 to Consultant under Section 2.1(c) if the Company has not raised financing of $750,000 in addition to the $1.4 million raised pursuant to its agreement with Alliance Equities, Inc. dated on or about the date of this Agreement. Such termination will be without further liability to Consultant and Consultant shall deliver all property, records, and all material related to the Business in the Consultant's possession and control to the Company within thirty days of written request, therefore

         (e) All expenses not specifically set forth herein shall be assumed by Company.

         (f) Failure to make timely payments to Consultant shall be grounds for immediate termination of this Agreement by Consultant, only after Consultant delivers a!1 materials related to the Business in the Consultant's possession and control to the Company.

                                  ARTICLE THREE
                                  -------------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that al1 such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2      Consultant
         ----------

         The Consultant hereby represents, warrants and covenants to the Company that:

         (a) Consultant is qualified to perform the services contemplated by this Agreement;

         (b) Consultant shall keep all information related to the Business confidential for the term of this Agreement and for a period of 3 months following it's termination; and

         (c) Consultant shall not indirectly or directly compete with the Business for the term of this Agreement and for a period of 12 months following it's termination; and

         (d) All materials, graphics, designs, logos, software and other forms of "intellectual property" used by the Consultant in performing the services or provided to the Company shall be so utilized under valid and fully paid licenses to do so.

         Consultant hereby agrees to hold and defend the Company and all parties controlling the Company from, any and all cost, expenses and damages relating to the breach of the above warranties, including the cost of reasonable attorney's fees.

3.3 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.


                                  ARTICLE FOUR
                                  ------------
                                 MISCELLANEOUS
                                 -------------

4.1      Notices
         -------

         All notices, demands or other written communications hereunder shall be in writing; and unless otherwise provided, shall be deemed to have been duly given on the first business day after deposit with a reputable international next-day courier, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:           Cormax Business Solutions, Ltd.
                         808 4th Avenue S.M., Suite 810
                         Calgary, Alberta, Canada T2P 3ES

TO THE COMPANY:          Eyeware Online, Inc.
                         P.O. Box 93
                         Woodbury, NY 11797

in each case; with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2      Amendment
         ---------

         No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3      Merger
         ------

         This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4      Survival
         --------

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5      Severability
         ------------

         If any provision or any portion of any provision of this Agreement, other than a conditions precedent; if any; or the application of such provision or any portion thereof to any person or circumstances shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provisions is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6      Governing Law and Venue
         -----------------------

         This Agreement shall be construed in accordance with the laws of the State of New York and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in U.S. Federal Court or New York State Court located in Nassau County. New York.

4.7      Litigation
         ----------

         In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8      Benefit of Agreement
         --------------------

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9      Captions
         --------

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10     Number and Gender
         -----------------

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors end assigns may require.

4.11     Further Assurances
         ------------------

         The Parties hereby agree to do, execute; acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances. stock certificates and other documents; as ,may, from time to time, be required herein to effect the intent and purpose of this agreement.

4.12     Status
         ------

         Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, Employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13     Counterparts
         ------------

         This Agreement maybe executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the Parties have executed this Agreement; effective as of the 4th day of December, 2000.

Signed, Sealed & Delivered
in Our Presence                              EYEWEAR ONLINE, INC.


                                             By: /s/ Arthur Singer
-------------------------------              ---------------------------------
                                                     Arthur Singer

-------------------------------


                                             CORMAX BUSINESS SOLUTIONS LTD.


                                             By: /s/ Todd Violette
-------------------------------              -------------------------------
                                                     Todd Violette, President

-------------------------------






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